UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2009

Location Based Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139395	20-4854758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4989 E. La Palma Avenue, Anaheim, California 92807
(Address of Principal Executive Offices) (Zip Code)

(800) 600-1044
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Stock Purchase Agreement

On May 27, 2009, the Registrant signed a stock purchase agreement for the sale of 91,743 shares of its restricted common stock (the “Shares”) for $1.09 per share for an aggregate of $100,000.  In connection with the sale of Shares, the buyer will receive 22,936 warrants with an exercise price of $1.24 per share and expiring on May 27, 2012.  The Common Stock shares and warrants will be issued by June 8, 2009.  The stock purchase agreement is attached to this Current Report as Exhibit 10.42.

Promissory Note Agreement

On May 27, 2009, the Registrant arranged for a promissory note financing with Netgain Financial, Inc. (the “Holder”) in the amount of $100,000 (the “Netgain Note”).  Under the terms of the Netgain Note, the principal and interest are due upon the earlier of November 27, 2009, or at least $5,000,000 net being received by the Registrant in any debt, equity or other financing.  In addition, the Holder shall receive 25,000 shares of the Registrant’s common stock.  The Netgain Note bears interest at a rate of 12% per annum and may be prepaid in whole or in part, at any time, with written notice to the Holder.  At the option of the Company and upon approval from the Holder, the Netgain Note may be converted in whole or in part, into shares of the Registrant’s common stock at a conversion rate to be determined at the time of the conversion.  The Netgain Note agreement is attached to this Current Report as Exhibit 10.43.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02  Unregistered Shares of Equity Securities.

The information set forth in Item 1.01 above is incorporated herein by reference.

Exemption From Registration. The shares of Common Stock referenced in Item 1.01 and the Netgain Note were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock and warrants were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 7.01  Regulation FD Disclosure

On May 28, 2009, Location Based Technologies, Inc. announced that it received the FCC number for PocketFinder and PetFinder devices.

A copy of the release is attached as Exhibit 99.1.  This information shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act 1934, as amended, and is not incorporated by reference into any filing of the company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits

Exhibit #	Description
10.42 10.43 99.1
Stock Purchase Agreement between Location Based Technologies, Inc. and ORI Services Corp., dated May 27, 2009 (without schedules)
Promissory Note issued by Location Based Technologies, Inc. to Netgain Financial, Inc., dated May 27, 2009
Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOCATION BASED TECHNOLOGIES, INC.

Date: June 1, 2009	By:	/s/ David Morse
David Morse
Chief Executive Officer

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